Exhibit 10.20a

BJ’S WHOLESALE CLUB, INC.

Change of Control Severance Benefit Plan

for Key Employees, as Amended

AMENDMENT

Pursuant to the right reserved to BJ’s Wholesale Club, Inc. (the “Company”) in Section 7 of the BJ’s Wholesale Club, Inc. Change of Control Severance Benefit Plan for Key Employees, as Amended through January 11, 2000 (the “Plan”), the Board of Directors of the Company has authorized the Chief Financial Officer of the Company to amend the Plan. Pursuant to the authority granted by the Board of Directors, Frank D. Forward, Chief Financial Officer, hereby amends the Plan by adopting the amendment set forth below, as follows:

Exhibit B, Determination of Benefits Following a Qualified Termination, shall be amended by replacing it with the following:

EXHIBIT B

(as amended through February 4, 2004)

Determination of Benefits Following a Qualified Termination

The “Applicable Number of Weeks” with respect to a Participant is as follows:

If the Participant’s title immediately prior to the Change of Control is…	The Applicable Number of Weeks is…

Senior Vice President	104 weeks

Vice President	78 weeks

Assistant Vice President or Regional Manager	65 weeks

Manager of, Buyer, Other	Years of Service	# of weeks
Manager or Staff Grades 27-32	Less than 10	45 weeks
	10	46 weeks
	11	50 weeks
	12	54 weeks
	13 or more	58 weeks

Other Home Office Team Members	Years of Service	# of weeks
	Less than 2	4 weeks
	2 or more	4 weeks + (years of service – 1) x (2) (up to a maximum of 26 weeks)

* * * * * *

This Amendment to the BJ’s Wholesale Club, Inc. Change of Control Severance Benefit Plan for Key Employees is executed on behalf of the Company this 4th day of February, 2004.

BJ’S WHOLESALE CLUB, INC.

/s/ Frank D. Forward
Frank D. Forward, Chief Financial Officer